Exhibit 99.1
Dave & Buster’s Reports Record Fourth Quarter and Fiscal Year End 2022 Financial Results;
Company Announces $100 Million Share Repurchase Program and Achievement of its Synergy Target
DALLAS, March 28, 2023 (GLOBE NEWSWIRE) -- Dave & Buster's Entertainment, Inc., (NASDAQ: PLAY), ("Dave & Buster's" or "the Company"), an owner and operator of entertainment and dining venues, today announced financial results for its fourth quarter and fiscal year ended January 29, 2023.
Key Fourth Quarter 2022 Highlights
•Revenue of $563.8 million in the quarter increased 64.3% from the fourth quarter of 2021 and increased 62.4% from the fourth quarter of 2019. Including the pro forma contribution of Main Event in the fourth quarter of 2021 and 2019, this quarter’s revenue grew 27.7% and 30.1%, respectively.
•Pro forma combined comparable store sales (including Main Event branded stores) increased 19.0% compared with the same period in 2021 and 14.1% compared with the same period in 2019.
•Net income totaled $39.1 million, or 80 cents per diluted share, compared with net income of $25.7 million, or 52 cents per diluted share in the fourth quarter of 2021 and net income of $25.0 million, or 80 cents per diluted share in the fourth quarter of 2019.
•Adjusted EBITDA (as newly defined to not add back pre-opening expense) of $138.4 million in the quarter increased 62.9% from the fourth quarter of 2021 and increased 85.1% from the fourth quarter of 2019. Including the pro forma contribution of Main Event in the fourth quarter of 2021 and 2019, this quarter’s Adjusted EBITDA grew 30.7% and 48.4%, respectively.
•The Company opened a new Main Event store in Beaumont, TX.
•The Company ended the quarter with $672.7 million of liquidity, which included $181.6 million in cash and $491.1 million available under its $500 million revolving credit facility.
Key Fiscal Year 2022 Highlights
•Revenue of $2.0 billion in fiscal year 2022 increased 50.6% from fiscal year 2021 and increased 45.0% from fiscal year 2019.
•Net income totaled $137.1 million, or $2.79 per diluted share, in fiscal year 2022 compared with net income of $108.6 million, or $2.21 per diluted share, in fiscal year 2021 and net income of $100.3 million, or $2.94 per diluted share in fiscal 2019.
•The Company completed its acquisition of Main Event on June 29, 2022. The Company successfully achieved implementation of the activities for its forecasted $25 million annual synergy target previously disclosed and continues to identify opportunities in excess of that target.
•The Company opened seven new Dave & Buster's locations and one new Main Event location in fiscal year 2022. Subsequent to the end of the year, the Company has opened an additional Dave & Buster's location in Puerto Rico and two additional Main Event locations in Little Rock, AR and Tucson, AZ taking the total combined store count to 207.
•Adjusted EBITDA of $480.4 million in fiscal year 2022 increased 42.8% from fiscal year 2021 and increased 58.3% from fiscal year 2019.

“Driven by robust comparable walk-in sales growth and the tailwind of our special events business continuing its recovery toward pre-pandemic norms, we are pleased to report another strong quarter of financial results to mark our first fiscal year-end as a combined company. As a testament to this strength as well as the confidence we have in our future growth initiatives, our Board authorized a share repurchase program up to $100 million,” said Chris Morris, Dave & Buster’s Chief Executive Officer. “Fresh off the heels of our annual general manager's conference, our exceptional team of operators and shared service center employees is motivated and energized to deliver on our goals we've set for the business in 2023 and beyond to realize our full potential. We look forward to sharing our progress with you throughout the course of the year as we continue to drive value creation for our stakeholders.”
Fourth Quarter 2022 Results
Total revenue was a record $563.8 million, an increase of 64.3% from $343.1 million in the fourth quarter of 2021 and an increase of 62.4% from $347.2 million in the fourth quarter of 2019. Including the pro forma contribution of Main Event stores in the prior periods, total revenue increased 27.7% versus the fourth quarter of 2021 and increased 30.1% versus the fourth quarter of 2019.
Pro forma combined comparable store sales (including Main Event branded stores) increased 19.0% compared with the fourth quarter of 2021 and increased 14.1% compared with the fourth quarter of 2019. Pro forma combined walk-in comparable store sales increased 12.1% while Special Event comparable store sales increased 89.5% compared with the same period in 2021. Pro forma combined walk-in comparable store sales increased 18.0% while consolidated Special Event comparable store sales declined 6.4% compared with the same period in 2019. Non-comparable store revenue totaled $131.5 million in the fourth quarter.
Operating income totaled $77.2 million, or 13.8% of revenue, compared with operating income of $46.5 million, or 13.6% of revenue in the fourth quarter of 2021 and operating income of $37.6 million, or 10.9% of revenue in the fourth quarter of 2019.
Net income totaled $39.1 million, or 80 cents per diluted share, compared with net income of $25.7 million, or 52 cents per diluted share in the fourth quarter of 2021 and net income of $25.0 million, or 80 cents per diluted share in the fourth quarter of 2019.
Adjusted EBITDA totaled $138.4 million, or 24.5% of revenue, compared with Adjusted EBITDA of $84.9 million, or 24.8% of revenue in the fourth quarter of 2021 and Adjusted EBITDA of $74.8 million, or 21.5% of revenue in the fourth quarter of 2019.
Store operating income before depreciation and amortization totaled $169.1 million, or 30.0% of revenue, compared with store operating income before depreciation and amortization of $101.1 million, or 29.5% of revenue in the fourth quarter of 2021 and store operating income before depreciation and amortization of $96.3 million, or 27.7% of revenue in the fourth quarter of 2019.
Balance Sheet, Liquidity and Cash Flow
The Company generated $143.5 million in operating cash flow during the fourth quarter, ending the quarter with $181.6 million in cash and $491.1 million of availability under its $500 million revolving credit facility, net of $8.9 million in outstanding letters of credit. The Company ended the year with a Net Total Leverage Ratio of 1.9x as defined under its Credit Agreement as the ratio of the aggregate principal amount of any Consolidated Debt less Unrestricted Cash and unrestricted Permitted Investments to Credit Adjusted EBITDA. The Company's maximum permitted Net Total Leverage Ratio is 3.5x.
“Entering our strongest quarter from a seasonal cash generation perspective with nearly $673 million of liquidity, we are in an enviable position to execute on our long-term new store growth goals, remodel existing stores to drive incremental traffic, and return capital to shareholders,” said Michael Quartieri, Dave & Buster’s Chief Financial Officer. "We've completed all the initiatives required to achieve our previously disclosed $25 million synergy target ahead of schedule, which is a testament to the incredible work our team has done to integrate these two great brands. We remain committed to achieving operational excellence and continuous improvement as we progress into the future."

Share Repurchase Authorization
The Company announced today that its Board of Directors has approved a share repurchase program authorizing the Company to repurchase up to $100 million of its common stock through the end of fiscal 2023. The program may be suspended or discontinued at any time.
Annual Report on Form 10-K Available
The Company’s Annual Report on Form 10-K, will be available at www.sec.gov and on the Company’s investor relations website, contains a thorough review of its financial results for the fiscal year and fourth quarter ended January 29, 2023.
Investor Conference Call and Webcast
Management will hold a conference call to report these results on Tuesday, March 28, 2023, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time). Participants can access the conference call by dialing toll-free (877) 883-0383. The international dial-in for participants is (412) 902-6506. The participant entry number is 5052728. A replay will be available after the call for one year beginning at 6:00 p.m. Central Time (7:00 p.m. Eastern Time) and can be accessed by dialing toll-free (877) 344-7529 or by the international toll number (412) 317-0088; the replay access code 4609682. Additionally, a live and archived webcast of the conference call will be available under the Investor Relations section at www.daveandbusters.com.
About Dave & Buster’s Entertainment, Inc.
Founded in 1982 and headquartered in Coppell, Texas, Dave & Buster's Entertainment, Inc., is the owner and operator of 207 venues in North America that offer premier entertainment and dining experiences to guests through two distinct brands: Dave & Buster’s and Main Event. The Company has 152 Dave & Buster’s branded stores in 41 states, Puerto Rico, and Canada and offers guests the opportunity to "Eat Drink Play and Watch," all in one location. Each store offers a full menu of entrées and appetizers, a complete selection of alcoholic and non-alcoholic beverages, and an extensive assortment of entertainment attractions centered around playing games and watching live sports and other televised events. The Company also operates 55 Main Event branded stores in 18 states across the country, and offers state-of-the-art bowling, laser tag, hundreds of arcade games and virtual reality, making it the perfect place for families to connect and make memories. For more information about each brand, visit daveandbusters.com and mainevent.com.
Forward-Looking Statements
The Company cautions that this release contains forward-looking statements. These forward-looking statements involve risks and uncertainties, including: our ability to continue as a going concern; our ability to obtain waivers, and thereafter continue to satisfy covenant requirements, under our revolving credit facility; our ability to access other funding sources; our overall level of indebtedness; general business and economic conditions, including as a result of the coronavirus pandemic and any new coronavirus variants; the impact of competition; the seasonality of the Company’s business; adverse weather conditions; future commodity prices; guest and employee complaints and litigation; fuel and utility costs; labor costs and availability; changes in consumer and corporate spending; changes in demographic trends; changes in governmental regulations; unfavorable publicity, our ability to open new stores, and acts of God. Accordingly, actual results may differ materially from the forward-looking statements, and the Company therefore cautions you against relying on such forward-looking statements. Dave & Buster’s intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more appropriate information becomes available, except as required by law.
*Non-GAAP Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, Credit Adjusted EBITDA (calculated in accordance with the Company's credit agreement, additional details of which can be found in the Company's Annual Report on Form 10-K), Credit Adjusted EBITDA margin, Store operating income before depreciation and amortization, Store operating income before depreciation and amortization margin, and pro forma financials including Main Event branded stores prior to the Company's ownership, reconciliations of which can be found on our website (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the measures used by other companies.
For Investor Relations Inquiries:
Cory Hatton, VP Investor Relations & Treasurer
Dave & Buster’s Entertainment, Inc.
cory.hatton@daveandbusters.com

DAVE & BUSTER'S ENTERTAINMENT, INC.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(Unaudited)

	13 Weeks Ended		13 Weeks Ended		13 Weeks Ended
	January 29, 2023		January 30, 2022		February 2, 2020
Food and beverage revenues	$203,571	36.1%	$120,126	35.0%	$152,797	44.0%
Amusement and other revenues	360,190	63.9%	222,976	65.0%	194,361	56.0%
Total revenues	563,761	100.0%	343,102	100.0%	347,158	100.0%

Cost of food and beverage (as a percentage of food and beverage revenues)	55,087	27.1%	32,757	27.3%	39,124	25.6%
Cost of amusement and other (as a percentage of amusement and other revenues)	31,965	8.9%	22,119	9.9%	20,659	10.6%
Total cost of products	87,052	15.4%	54,876	16.0%	59,783	17.2%
Operating payroll and benefits	137,776	24.4%	77,366	22.5%	83,005	23.9%
Other store operating expenses	169,857	30.1%	109,778	32.0%	108,097	31.1%
General and administrative expenses	39,053	6.9%	17,836	5.2%	20,422	5.9%
Depreciation and amortization expense	48,972	8.7%	33,974	9.9%	35,234	10.1%
Pre-opening costs	3,835	0.7%	2,723	0.8%	3,001	0.9%
Total operating costs	486,545	86.2%	296,553	86.4%	309,542	89.1%
Operating income	77,216	13.8%	46,549	13.6%	37,616	10.9%
Interest expense, net	30,481	5.4%	11,939	3.5%	6,166	1.8%
Loss on debt extinguishment / refinancing	—	—%	2,788	0.8%	—	—%
Income before provision for income taxes	46,735	8.4%	31,822	9.3%	31,450	9.1%
Provision for income taxes	7,591	1.3%	6,172	1.8%	6,468	1.9%
Net income	$39,144	7.1%	$25,650	7.5%	$24,982	7.2%

Net income per share:
Basic	$0.81		$0.53		$0.82
Diluted	$0.80		$0.52		$0.80
Weighted average shares used in per share calculations:
Basic shares	48,328,524		48,416,687		30,584,360
Diluted shares	49,006,140		49,268,800		31,158,919

Other information:
Company-owned stores at end of period	204		144		136
Store operating weeks in the period	2,641		1,857		1,757
Total revenue per store operating weeks in the period	$213		$185		$198

The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods shown:

	13 Weeks Ended		13 Weeks Ended		13 Weeks Ended
	January 29, 2023		January 30, 2022		February 2, 2020
Net income (loss)	$39,144	6.9%	$25,650	7.5%	$24,982	7.2%
Add back: Interest expense, net	30,481		11,939		6,166
Loss on debt extinguishment / refinancing	—		2,788		—
Provision (benefit) for income taxes	7,591		6,172		6,468
Depreciation and amortization expense	48,972		33,974		35,234
EBITDA	126,188	22.4%	80,523	23.5%	72,850	21.0%
Add back: Loss on asset disposal	157		758		529
Impairment of long-lived assets and lease termination costs	—		912		—
Share-based compensation	8,513		2,536		1,378
Merger & integration costs	2,958		—		—
Information systems implementation costs and other items	566		207		8
Adjusted EBITDA, a non-GAAP measure (1)	$138,382	24.5%	$84,936	24.8%	$74,765	21.5%
(1)     To more closely align our reported Adjusted EBITDA with recurring operating cash flows, we excluded pre-opening costs from Adjusted EBITDA beginning with the 13 Weeks Ended January 29, 2023. Adjusted EBITDA for the 13 Weeks Ended January 30, 2022 and February 2, 2020 has been adjusted to reflect comparable presentations.
The following table sets forth a reconciliation of operating income to store operating income before depreciation and amortization for the periods shown:

	13 Weeks Ended		13 Weeks Ended		13 Weeks Ended
	January 29, 2023		January 30, 2022		February 2, 2020
Operating income	$77,216	13.7%	$46,549	13.6%	$37,616	10.8%
Add back: General and administrative expenses	39,053		17,836		20,422
Depreciation and amortization expense	48,972		33,974		35,234
Pre-opening costs	3,835		2,723		3,001
Store operating income before depreciation and amortization, a non-GAAP measure	$169,076	30.0%	$101,082	29.5%	$96,273	27.7%

DAVE & BUSTER'S ENTERTAINMENT, INC.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	52 Weeks Ended		52 Weeks Ended		52 Weeks Ended
	January 29, 2023		January 30, 2022		February 2, 2020
Food and beverage revenue	$678,333	34.5%	$436,637	33.5%	$563,576	41.6%
Amusement and other revenue	1,286,094	65.5%	867,419	66.5%	791,115	58.4%
Total revenue	1,964,427	100.0%	1,304,056	100.0%	1,354,691	100.0%

Cost of food and beverage (as a percentage of food and beverage revenue)	193,742	28.6%	119,123	27.3%	148,196	26.3%
Cost of amusement and other (as a percentage of amusement and other revenue)	115,122	9.0%	85,848	9.9%	85,115	10.8%
Total cost of products	308,864	15.7%	204,971	15.7%	233,311	17.2%
Operating payroll and benefits	470,729	24.0%	287,263	22.0%	322,970	23.8%
Other store operating expenses	600,568	30.6%	402,661	30.9%	429,431	31.7%
General and administrative expenses	137,837	7.0%	75,501	5.8%	69,469	5.1%
Depreciation and amortization expense	169,302	8.6%	138,329	10.6%	132,460	9.8%
Pre-opening costs	14,619	0.7%	8,150	0.6%	18,971	1.4%
Total operating costs	1,701,919	86.6%	1,116,875	85.6%	1,206,612	89.0%
Operating income	262,508	13.4%	187,181	14.4%	148,079	11.0%
Interest expense, net	87,363	4.5%	53,910	4.2%	20,937	1.6%
Loss on debt refinancing / extinguishment	1,479	0.1%	5,617	0.4%	—	—%
Income before provision for income taxes	173,666	8.8%	127,654	9.8%	127,142	9.4%
Provision for income taxes	36,531	1.9%	19,014	1.5%	26,879	2.0%
Net income	$137,135	6.9%	$108,640	8.3%	$100,263	7.4%

Net income per share:
Basic	$2.83		$2.26		$3.00
Diluted	$2.79		$2.21		$2.94
Weighted average shares used in per share calculations:
Basic shares	48,498,053		48,142,090		33,450,217
Diluted shares	49,176,977		49,263,720		34,099,378

Other information:
Company-owned stores at end of period	204		144		136
Store operating weeks in the period	9,304		7,161		6,769
Total revenue per store operating weeks in the period	$211		$182		$200

The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods shown:

	52 Weeks Ended		52 Weeks Ended		52 Weeks Ended
	January 29, 2023		January 30, 2022		February 2, 2020
Net income	$137,135	7.0%	$108,640	8.3%	$100,263	7.4%
Add back: Interest expense, net	87,363		53,910		20,937
Loss on debt extinguishment / refinancing	1,479		5,617		—
Provision (benefit) for income taxes	36,531		19,014		26,879
Depreciation and amortization expense	169,302		138,329		132,460
EBITDA	431,810	22.0%	325,510	25.0%	280,539	20.7%
Add back: Loss on asset disposal	769		1,392		1,813
Impairment of long-lived assets and lease termination costs	1,841		912		—
Share-based compensation	19,994		12,472		6,857
Merger & integration costs	25,257		—		—
Information systems implementation costs and other items	696		3,289		42
Adjusted EBITDA, a non-GAAP measure (1)	$480,367	24.5%	$343,575	26.3%	$289,251	21.4%
(1) To more closely align our reported Adjusted EBITDA with recurring operating cash flows, we excluded pre-opening costs from Adjusted EBITDA beginning with the 52 Weeks Ended January 29, 2023. Adjusted EBITDA for the 52 Weeks Ended January 30, 2022 and February 2, 2020 has been adjusted to reflect comparable presentations.
The following table sets forth a reconciliation of operating income to store operating income before depreciation and amortization for the periods shown:

	52 Weeks Ended		52 Weeks Ended		52 Weeks Ended
	January 29, 2023		January 30, 2022		February 2, 2020
Operating income	$262,508	13.4%	$187,181	14.4%	$148,079	10.9%
Add back: General and administrative expenses	137,837		75,501		69,469
Depreciation and amortization expense	169,302		138,329		132,460
Pre-opening costs	14,619		8,150		18,971
Store operating income before depreciation and amortization, a non-GAAP measure	$584,266	29.7%	$409,161	31.4%	$368,979	27.2%

The following table sets forth a reconciliation of Net income to Credit Adjusted EBITDA, as defined in our senior secured credit facility, for the periods shown:

	13 Weeks Ended January 29, 2023	52 Weeks Ended January 29, 2023
Net income	$39,144	$137,135
Add back: Interest expense, net	30,481	87,363
Loss on debt extinguishment / refinancing	—	1,479
Provision for income taxes	7,591	36,531
Depreciation and amortization expense	48,972	169,302
EBITDA	126,188	431,810
Add back: Loss on asset disposal	157	769
Impairment of long-lived assets and lease termination costs	—	1,841
Share-based compensation	8,513	19,994
Pre-opening costs	3,835	14,619
Merger and integration costs	2,958	25,257
Amusement deferrals	6,383	14,853
Proforma Main Event adjustments (1)	—	49,886
Information systems implementation costs and other items	566	696
Credit Adjusted EBITDA, a non-GAAP measure	$148,600	$559,725
(1) Total adjustment amount for Main Event for periods prior to the Company's ownership during the trailing four quarter Test Period, as defined on a Pro Forma Basis in our senior secured credit facility.
The following table provides a calculation of Net Total Leverage Ratio, as defined in our senior secured credit facility, for the period shown:

As of and for Fiscal Year Ended January 29, 2023
Credit Adjusted EBITDA (a)	$559,725
Total long-term debt	$1,231,211
Less: Cash and cash equivalents	$(181,591)
Add: Outstanding letters of credit	$8,905
Net debt (b)	$1,058,525
Net Total Leverage Ratio (b / a)	1.9

DAVE & BUSTER'S ENTERTAINMENT, INC.
Condensed Consolidated Balance Sheets
(in thousands)

ASSETS	January 29, 2023	January 30, 2022

Cash and cash equivalents	$181,591	$25,910
Other current assets	112,116	119,661
Total current assets	293,707	145,571
Property and equipment, net	1,180,231	778,597
Operating lease right of use assets	1,333,596	1,037,197
Intangible and other assets, net	953,459	384,425
Total assets	$3,760,993	$2,345,790

LIABILITIES AND STOCKHOLDERS' EQUITY

Total current liabilities	$438,037	$311,515
Operating lease liabilities	1,567,794	1,277,539
Other long-term liabilities	121,916	49,881
Long-term debt, net	1,222,711	431,395
Stockholders' equity	410,535	275,460
Total liabilities and stockholders' equity	$3,760,993	$2,345,790